 Exhibit 99.1

EL PASO PIPELINE PARTNERS, L.P.

Unaudited Pro Forma Condensed Consolidated Financial Statements
As of March 31, 2011 and for the Three Months Ended March 31, 2011 and 2010
and the Year Ended December 31, 2010

Introduction

On June 29, 2011 El Paso Pipeline Partners, L.P. (EPB) entered into a contribution agreement to acquire the remaining 15 percent general partner interest in Southern Natural Gas Company (SNG) and an additional 28 percent general partner interest in Colorado Interstate Gas Company (CIG) from El Paso for an aggregate consideration of $745 million (the “Acquisition”). EPB will finance the Acquisition with (i) approximately $501 million of cash proceeds from the May 2011 public offering of 14,725,406 common units and the issuance of 300,519 general partner units, including the underwriters’ June 2011 exercise of the overallotment option (the May 2011 Equity Offering) and (ii) $244 million from borrowings under EPB’s revolving credit facility.

The unaudited pro forma condensed consolidated financial statements as of March 31, 2011 and for the year ended December 31, 2010, and for the three months ended March 31, 2011 and 2010, were derived from the historical consolidated financial statements of EPB. EPB’s historical consolidated financial statements for all periods presented include 100 percent of the historical results of CIG and SNG with related noncontrolling interests attributable to El Paso’s ownership interest. The historical financial statements include noncontrolling interest of 42 percent attributable to El Paso’s interest in CIG for all periods presented. The historical financial statements include noncontrolling interests for SNG related to El Paso’s ownership of 40 percent for the year ended December 31, 2010 and the three months ended March 31, 2010. For the three months ended March 31, 2011, the noncontrolling interest attributable to El Paso’s ownership interest of SNG reflects 40 percent for the period from January 1, 2011 to March 13, 2011 and 15 percent thereafter. The unaudited pro forma condensed consolidated financial statements as of March 31, 2011, for the three months ended March 31, 2011 and 2010 and for the year ended December 31, 2010 reflect (i) the Acquisition, (ii) the March 2011 acquisition of a 25 percent general partner interest in SNG (the “March 2011 SNG Acquisition”) and (iii) the financing through equity and debt associated with the Acquisition and the March 2011 SNG Acquisition as if such transactions had occurred on March 31, 2011 for the unaudited pro forma condensed consolidated balance sheet and on January 1, 2010 for the condensed consolidated statements of income.

The pro forma adjustments are based upon currently available information and include certain estimates and assumptions. We believe the assumptions provide a reasonable basis for presenting the significant effects of the transactions contemplated and the pro forma adjustments are factually supportable. We have reflected those items expected to have a continuing impact on EPB. We believe that the assumptions give the appropriate effect to the expected impact of the events that are directly attributable to the Acquisition and the March 2011 SNG Acquisition. Actual effects of these transactions will differ from the pro forma adjustments.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the related notes and the historical audited financial statements in our 2010 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011.

El Paso Pipeline Partners, L.P.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2011
(In millions)

	Historical	Pro Forma
	EPB	Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$36	$501	(e)	$36
		244	(f)
		(745)	(c)
Other	149			149
Total current assets	185	—		185
Property, plant and equipment, at cost	7,999			7,999
Less accumulated depreciation and amortization	2,296			2,296
Total property, plant and equipment, net	5,703			5,703
Other assets
Investments in unconsolidated affiliates	74			74
Other	187			187
	261	—		261
Total assets	$6,149	$—		$6,149

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities	$283	—		$283

Long-term debt and other financing obligations, less current maturities	3,508	244	(f)	3,753
		1	(g)
Other long-term liabilities	90			90
	3,598	245		3,843
Commitments and contingencies
Partners’ capital
EPB/ partners’ capital	1,675	501	(e)	1,910
		(265)	(d)
		(1)	(g)
Noncontrolling interests	593	(480)	(a),(b)	113
Total partners’ capital	2,268	(245)		2,023
Total liabilities and partners’ capital	$6,149	$—		$6,149

El Paso Pipeline Partners, L.P.
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Three Months Ended March 31, 2011
 (In millions, except per unit amounts)

	Historical	Pro Forma
	EPB	Adjustments		Pro Forma
Operating revenues	$366	$		$366
Operating expenses
Operation and maintenance	92			92
Depreciation and amortization	41			41
Taxes, other than income taxes	17			17
	150			150
Operating income	216			216
Earnings from unconsolidated affiliates	4			4
Other income, net	2			2
Interest and debt expense, net	(59)	(2)	(h)	(61)
Income before income taxes	163	(2)		161
Net income	163	(2)		161

Net income attributable to noncontrolling interests	(48)	41	(a),(b)	(7)
Net income attributable to El Paso Pipeline Partners, L.P.	$115	$39		$154

Net income attributable to El Paso Pipeline Partners, L.P. per limited partner unit – Basic and Diluted:
Common units	$0.57			$0.68
Weighted average limited partner units outstanding – Basic and Diluted:
Common units	179.9			205.7

El Paso Pipeline Partners, L.P.
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Three Months Ended March 31, 2010
 (In millions, except per unit amounts)

	Historical	Pro Forma
	EPB	Adjustments		Pro Forma
Operating revenues	$333	$		$333
Operating expenses
Operation and maintenance	83			83
Depreciation and amortization	34			34
Taxes, other than income taxes	15			15
	132			132
Operating income	201			201
Earnings from unconsolidated affiliates	5			5
Other income, net	15			15
Interest and debt expense, net	(35)	(3)	(h)	(38)
Affiliated interest income, net	1			1
Income before income taxes	187	(3)		184
Income tax expense	2			2
Net income	185	(3)		182

Net income attributable to noncontrolling interests	(69)	45	(a),(b)	(24)
Net income attributable to El Paso Pipeline Partners, L.P.	$116	$42		$158

Net income attributable to El Paso Pipeline Partners, L.P. per limited partner unit – Basic and Diluted:
Common units	$0.53			$0.69
Subordinated units	$0.51			$0.67
Weighted average limited partner units outstanding – Basic and Diluted:
Common units	105.6			134.1
Subordinated units	27.7			27.7

El Paso Pipeline Partners, L.P.
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended December 31, 2010
 (In millions, except per unit amounts)

	Historical	Pro Forma
	EPB	Adjustments		Pro Forma
Operating revenues	$1,344	$		$1,344
Operating expenses
Operation and maintenance	385			385
Depreciation and amortization	153			153
Taxes, other than income taxes	59			59
	597			597
Operating income	747			747
Earnings from unconsolidated affiliates	16			16
Other income, net	29			29
Interest and debt expense, net	(187)	(10)	(h)	(197)
Affiliated interest income, net	2			2
Income before income taxes	607	(10)		597
Income tax expense	2			2
Net income	605	(10)		595

Net income attributable to noncontrolling interests	(227)	147	(a),(b)	(80)
Net income attributable to El Paso Pipeline Partners, L.P.	$378	$137		$515

Net income attributable to El Paso Pipeline Partners, L.P. per limited partner unit – Basic and Diluted:
Common units	$1.90			$2.34
Subordinated units	$1.78			$2.24
Weighted average limited partner units outstanding – Basic and Diluted:
Common units	122.1			150.6
Subordinated units	27.7			27.7

El Paso Pipeline Partners, L.P.
Notes to Unaudited Pro Forma
Condensed Consolidated Financial Statements

Historical

EPB’s historical condensed consolidated balance sheet as of March 31, 2011 and historical condensed consolidated statements of income for the three months ended March 31, 2011 and 2010 are derived from the unaudited consolidated financial statements in EPB’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011. EPB’s historical condensed consolidated statement of income for the year ended December 31, 2010 is derived from EPB’s annual audited consolidated financial statements included in EPB’s 2010 Annual Report on Form 10-K. EPB’s historical consolidated financial statements include 100 percent of the historical results of SNG and CIG with noncontrolling interests attributable to El Paso. For CIG, the historical financial statements for all periods presented include 42 percent attributable to El Paso as noncontrolling interest. For SNG, the historical financial statements include 40 percent attributable to El Paso as noncontrolling interest for 2010 and for the period from January 1, 2011 to March 13, 2011 and 15 percent thereafter.

Pro Forma Adjustments

Acquisition of remaining 15 percent general partner interest in SNG

The historical amounts as of March 31, 2011 and for the three months ended March 31, 2011 and 2010 and for the year ended December 31, 2010 have been adjusted to reflect the Acquisition and the March 2011 SNG Acquisition as if they had occurred on March 31, 2011 for the unaudited pro forma condensed consolidated balance sheet and on January 1, 2010 for the unaudited pro forma condensed consolidated statements of income. Following the acquisition of the remaining 15 percent general partner interest in SNG from El Paso, EPB will own 100 percent of SNG. Accordingly, the following adjustments reflect the effect of EPB’s increased ownership position:

(a)	Reflects the elimination of income attributable to noncontrolling interest and the associated noncontrolling interest attributable to El Paso’s ownership in SNG.

Acquisition of an additional 28 percent general partner interest in CIG

The historical amounts as of March 31, 2011 and for the three months ended March 31, 2011 and 2010 and for the year ended December 31, 2010 have been adjusted to reflect the acquisition of an additional 28 percent general partner interest in CIG as if they had occurred on March 31, 2011 for the unaudited pro forma condensed consolidated balance sheet and on January 1, 2010 for the unaudited pro forma condensed consolidated statements of income.  Accordingly, the following adjustments reflect the effect of EPB’s increased ownership position:

(b)	Reflects the reduction of the associated noncontrolling interest attributable to El Paso’s ownership in CIG.

Financing Transactions

The following adjustments reflect the related financing transactions:

(c)	Reflects a decrease in cash of $745 million as consideration paid to El Paso to fund the Acquisition.

(d)
Since the transaction was between entities under common control, we reflected our additional interests in SNG and CIG at the historical carrying value of approximately $480 million and reflected the difference between the historical cost and the cash paid to El Paso as a general partner distribution of $265 million.

(e)	Reflects the issuance of 14,725,406 common units and 300,519 general partner units pursuant to the May 2011 Equity Offering for net proceeds of $501 million.

(f)	Reflects the $244 million borrowings under our revolving credit facility to partially finance the Acquisition.

(g)	Reflects the additional borrowings under our revolving credit facility of $1 million to pay offering expenses and asset acquisition costs.

(h)
Reflects an adjustment to interest expense related to borrowings under our revolving credit facility for $244 million and $200 million used to fund the Acquisition and the March 2011 SNG acquisition, respectively. In addition, the adjustment includes the payment of equity offerings and acquisition expenses. The increase in interest expense was calculated using a rate of 2.19 percent for the revolving credit facility. The annual impact on the interest expense due to a 0.125 percent change in the interest rate is less than one million dollars.

Pro Forma Earnings Per Unit

Pro forma net income attributable to EPB per limited partner unit is computed by dividing the pro forma net income attributable to EPB that would have been allocated to the common and subordinated unitholders by the number of common and subordinated units which would have been outstanding had the Acquisition and the March 2011 SNG acquisition occurred on January 1, 2010.

Common units used in the pro forma calculation for the year ended December 31, 2010 and the three months ended March 31, 2011 and 2010 reflect the historical weighted average units outstanding adjusted for the issuances which are considered related to the transactions, specifically the May 2011 Equity Offering and the March 2011 public offering of 13,800,000 common units and issuance of 281,725 general partner units to El Paso. Additionally, 27,727,411 subordinated units were outstanding since EPB’s initial public offering and converted on February 15, 2011 on a one-for-one basis into common units effective January 3, 2011. In determining pro forma net income attributable to EPB per limited partner unit, EPB has reflected assumed cash distributions based on historical distributions declared per unit which would have been payable to unitholders under EPB’s partnership agreement as if the units directly attributable to the transactions were outstanding from January 1, 2010. The pro forma net income attributable to EPB per limited partner unit calculations are performed without regard to arrearages.